UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

KKR Credit Opportunities Portfolio

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

URGENT: YOUR RESPONSE IS CRITICAL

Dear Shareholder:

The Board of Trustees of the KKR Credit Opportunities Portfolio has called for a special meeting of the shareholders. You are an investor as of June 16, 2025, and an important and time-sensitive matter pertaining to your investment requires your input. Our efforts to reach you by mail, email, and phone have been unsuccessful so far.

To secure your input, please call toll-free at 1-844-202-6602 on any weekday between 9:00 a.m. to 10:00 p.m. Eastern Time. It will take only a minute of your time to resolve this matter.

Thank you in advance for your attention to this request.

KKR25